Exhibit 99



                                Joint Filer Information


Name:                      Elan International Services, Ltd.


Address:                   102 St. James Court
                           Flatts, Smiths FL 04
                           Bermuda


Designated Filer:          Elan Corporation, plc


Issuer & Ticker Symbol:    Targeted Genetics Corporation (TGEN)


Date of Earliest
Transaction Required
to be Reported:            8/9/00


Signature:                 /s/ Kevin Insley
                           ----------------------------------------
                           Name:  Kevin Insley
                           Title:    President
                           ELAN INTERNATIONAL SERVICES, LTD.